Exhibit 99.1

Andrew Crouch Joins Zayo Group as President and COO

BOULDER, Colo. – April 4, 2017 – Zayo Group Holdings, Inc. (NYSE: ZAYO) announced today that it has named industry veteran Andrew Crouch as president and chief operating officer. Crouch’s start date will be April 27.

Crouch will be a key member of the executive management team and will oversee Zayo’s business operations. He will be based in Denver, Colorado and will report to Zayo’s chairman and CEO Dan Caruso.

“My priority over the past year has been to assemble an invigorated post-IPO executive team,” said Caruso. “Andrew is the capstone of this initiative to position Zayo for the future.”

Crouch was most recently regional president of Europe, Middle East, and Africa (EMEA) for Level 3 Communications, where he also was responsible for its Global Accounts Division. Crouch joined Level 3 in 2001 and has since held a variety of executive positions leading marketing, product and commercial organizations, including regional president of North America and Asia-Pacific. Prior to joining Level 3, Crouch worked at British Telecom and Concert Communications, a joint venture between British Telecom and AT&T.

“Andrew rose through the sales and marketing functions, and has extensive global experience in running large scale organizations similar to Zayo,” added Caruso, “He is exactly what Zayo needs to drive our continued growth as the global leader in communications infrastructure.”

“Though I admire Zayo’s track record, my focus is on where we can take Zayo over the next five years,” said Crouch. “In a world that has an insatiable need for bandwidth, we will leverage Zayo’s vast infrastructure to enable our customers to deliver innovative and impactful services.” During the past 15 years, Crouch has worked with many Zayo executives, including Caruso.

Crouch will oversee Zayo’s global Communications Infrastructure business which consists of Fiber Solutions, Transport, Enterprise Networks, and Colocation segments, and its Allstream business. Shared functions, such as Sales and Customer Service, will also report into Crouch.

Chris Morley, Zayo’s current president and COO, will remain with Zayo during a transition period. “Chris was integral to Zayo’s success over its first 10 years and will be sorely missed,” said Caruso. “On behalf of our shareholders, customers and employees, we thank Chris for his many contributions.”

Zayo will announce its fiscal third quarter results in early May. As an update to prior guidance, bookings for the March quarter were strong in comparison to the prior quarter and consistent with expectations set by management during the March 17, 2017 investor call.

For more information about Zayo, please visit zayo.com.

About Zayo Group

Zayo Group Holdings, Inc. (NYSE: ZAYO) provides communications infrastructure services, including fiber and bandwidth connectivity, colocation and cloud infrastructure to the world’s leading businesses. Customers include wireless and wireline carriers, media and content companies and finance, healthcare and other large enterprises. Zayo’s 126,000-network in North America and Europe includes extensive metro connectivity to thousands of buildings and data centers. In addition to high capacity dark fiber, wavelength, Ethernet and other connectivity solutions, Zayo offers colocation and cloud infrastructure in its carrier-neutral data centers. Zayo provides clients with flexible, customized solutions and self-service through Tranzact, an innovative online platform for managing and purchasing bandwidth and services. For more information, visit zayo.com.

Forward Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words such as “believe,” “expect,” “plan,” “continue,” “will,” “should,” and similar expressions are intended to identify our forward-looking statements. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. These forward-looking statements involve risks and uncertainties, many of which are beyond our control. For additional information on these and other factors that could affect our forward-looking statements, see our risk factors, as they may be amended from time to time, set forth in our filings with the SEC, including our 10-K dated August 25, 2016. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Zayo Group Contacts

Media:         Shannon Paulk, Corporate Communications

                   303-577-5897

                   press@zayo.com

Investors:    Brad Korch, Investor Relations

                   720-306-7556

IR@zayo.com